UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2012

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2280 Schuetz Road St. Louis, MO		63146
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Explanatory Note

K-V Pharmaceutical Company (the “Company”) hereby files this Amendment No. 1 (“Amendment No. 1”) to its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 20, 2012 (the “Original Form 8-K”), to amend and restate Item 5.08 of the Original Form 8-K in order to revise the date on which stockholders of record will be entitled to notice of and to vote at the Company’s 2012 Annual Meeting of Stockholders. This Amendment No. 1 amends and restates the Original Form 8-K in its entirety.

Item 5.08	Shareholder Director Nominations

K-V Pharmaceutical Company (the “Company”) hereby announces that it has scheduled its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) at 10:00 a.m., central daylight time, on Thursday, September 13, 2012, at a location to be announced at a later time. Stockholders of record as of the close of business on July 19, 2012 are entitled to notice of and to vote at the 2012 Annual Meeting. The Company will be filing a proxy statement providing further details of the 2012 Annual Meeting.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2012

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
VP, General Counsel and Secretary